Exhibit 99.1
International Wire Announces Strong Second Quarter and
First Six Months 2008 Results
Camden, NY – August 7, 2008 — International Wire Group, Inc. (ITWG.PK) today announced its results for the second quarter and first six months ended June 30, 2008. Operating income, income from continuing operations and net income for the three months and six months of 2008 increased over the comparable periods of 2007, driven by increased profitability in all three business segments.
“In the second quarter, our sales were solid in most major products and markets except the automotive market, which is being impacted by weak industry-wide conditions. Our operating results were enhanced by the favorable impact of our ongoing cost reduction initiatives, including our plant in Sherrill, New York which became operational in late 2007, and the acquisition of Hamilton Products at the beginning of 2008,” said Rodney D. Kent, Chief Executive Officer of International Wire Group, Inc. “We now look forward to the integration of the Global Wire acquisition, which expands our customer base and product offering and which we expect to generate significant synergies.”
Second Quarter Results
Net sales for the quarter ended June 30, 2008 were $199.9 million, comparable to net sales of $200.0 million for the same period in 2007. Sales decreased primarily due to a higher proportion of tolled copper shipped in the 2008 period compared to the 2007 period and slightly lower volume. (Tolled copper is customer-owned copper delivered for processing and its value is excluded from net sales and cost of sales.) These factors were partially offset by a higher selling price of copper, higher customer pricing/mix and the increased value of the euro versus the U.S. dollar. Excluding the effects of higher copper prices and an increased level of tolled copper business, net sales increased $6.5 million, or 3.3% versus the prior year. This increase resulted from $5.1 million of higher customer pricing/mix and $2.7 million of favorable currency effect in the Europe segment which was partially offset by $1.3 million of lower worldwide volume.
Operating income for the three months ended June 30, 2008 was $10.9 million compared to $8.3 million for the three months ended June 30, 2007, an increase of $2.6 million, or 31.3%. Operating income for the Bare Wire segment of $5.5 million was $0.8 million, or 17.0%, higher than in the comparable 2007 period due to higher customer pricing/mix and cost reduction initiatives partially offset by lower sales volume and higher depreciation. Operating income for the High Performance Conductors segment of $3.8 million was $0.4 million, or 11.8% greater than in the 2007 period primarily due to increased customer pricing/mix which was partially offset by slightly lower sales volume.

Operating income for the Europe segment of $1.8 million was $0.3 million, or 20.0% above the 2007 period as a result of operating efficiencies and a favorable currency exchange impact. Operating income for the three months ended June 30, 2008 also increased by $1.1 million due to a lower charge for stock-based compensation expense and lower professional fees.
Net income of $5.6 million, or $0.56 per basic share and $0.54 per diluted share, for the three months ended June 30, 2008 increased by $1.3 million, or $0.13 per basic share and $0.12 per diluted share, over the prior year period due primarily to higher operating income.
Six Month Results
Net sales for the six months ended June 30, 2008 were $406.4 million, an increase of $32.2 million, or 8.6%, above comparable 2007 levels. Sales were higher due to an increase in the average cost and selling price of copper, higher customer pricing/mix, higher volume and the increased value of the euro versus the U.S. dollar. These factors were partially offset by a higher proportion of tolled copper shipped in the 2008 period compared to the 2007 period. Excluding the effects of higher copper prices and an increased level of tolled copper business, net sales increased $17.6 million, or 4.7%, versus the prior year. This increase resulted from $10.6 million of higher customer pricing/mix, $1.9 million of volume gains and $5.1 million of favorable currency effect in the Europe segment.
Operating income for the six months ended June 30, 2008 was $24.3 million compared to $16.6 million for the 2007 period, an increase of $7.7 million or 46.4%. Operating income for the Bare Wire segment of $12.9 million increased by $3.5 million, or 37.2%, primarily due to higher customer pricing/mix and cost reductions including the impact of the new plant in Sherrill, New York, partially offset by higher depreciation. Operating income for the High Performance Conductors segment of $8.2 million increased by $1.5 million, or 22.4%, primarily due to increased customer pricing/mix which was partially offset by lower sales volume. Operating income for the Europe segment of $3.6 million increased by $1.1 million, or 44.0%, due to increased sales volume, operating efficiencies and a favorable currency exchange impact. Operating income in the 2008 period also increased by $1.6 million due to a lower charge for stock-based compensation expense and lower professional fees.
Net income of $12.8 million, or $1.29 per basic share and $1.25 per diluted share, for the six months ended June 30, 2008 increased by $4.5 million, or $0.46 per basic share and $0.44 per diluted share, over the prior year due primarily to higher operating income.
Net debt (total debt less cash) was $83.0 million as of June 30, 2008 representing a $6.2 million decrease from December 31, 2007 levels despite the funding of the Hamilton Products acquisition and increased working capital requirements driven by strong business levels and higher copper prices.

Conference Call
International Wire Group, Inc. will hold a conference call to discuss its second quarter and first six months 2008 results on August 20, 2008 at 9:00 a.m. Eastern Time. To participate in the call, please call 1-866-688-5698 (U.S. and Canada callers) or 1-816-650-2865 (international callers) at least 10 minutes prior to the scheduled start of the call and reference the Conference ID number 59318601. For those unavailable to participate in the live teleconference, a replay can be accessed by calling 1-800-642-1687 and referencing Conference ID number 59318601 until 11:59 p.m. Eastern Time on August 29, 2008.
About International Wire Group, Inc.
International Wire Group, Inc. is a manufacturer and marketer of wire products, including bare, silver-plated, nickel-plated and tin-plated copper wire, for other wire suppliers, distributors and original equipment manufacturers. Its products include a broad spectrum of copper wire configurations and gauges with a variety of electrical and conductive characteristics and are utilized by a wide variety of customers primarily in the aerospace, appliance, automotive, electronics/data communications, industrial/energy and medical device industries. The Company manufactures and distributes its products at 19 facilities located in the United States, Belgium, France and Italy.
Forward-Looking Information is Subject to Risk and Uncertainty
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “pro forma,” “anticipates,” “intends,” “plans,” “estimates,” or the negative of any thereof or other variations thereof or comparable terminology, or by discussions of strategy or intentions. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Many important factors could cause our results to differ materially from those expressed in forward-looking statements. These factors include, but are not limited to, fluctuations in our operating results and customer orders, unexpected decreases in demand or increases in inventory levels, changes in the price of copper, tin, nickel and silver, the failure of our acquisitions and expansion plans to perform as expected, the competitive environment, our reliance on our significant customers, lack of long-term contracts, substantial dependence on business outside of the U.S. and risks associated with our international operations, limitations due to our indebtedness, loss of key employees or the deterioration in our relationship with employees, litigation, claims, liability from environmental laws and regulations and other factors. For additional information regarding risk factors, see our discussion in Part I, Item 1A of our latest Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.
ITWG-G
Contact
International Wire Group, Inc.
Glenn J. Holler
Senior Vice-President, Chief Financial Officer and
Secretary
314-416-8215

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